UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 30, 2010

AmeriGas Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610 337-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2010, the holders of AmeriGas Partners, L.P. (“Partnership”) Common Units, representing limited partner interests (“Unitholders”), approved the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P. (“2010 AmeriGas Plan”). A description of the 2010 AmeriGas Plan was included in the Partnership’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 7, 2010 under the heading, “Approval of the AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P. – Description of the Plan.”

A copy of the Partnership’s Definitive Proxy Statement on Schedule 14A filed on June 7, 2010 is attached to this Current Report on Form 8-K as Exhibit 10.1 and the description of the 2010 AmeriGas Plan included therein is incorporated herein by reference. A copy of the 2010 AmeriGas Plan is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 30, 2010, the Partnership held a special meeting of its Unitholders. The Unitholders approved the 2010 AmeriGas Plan. The number of votes cast for and against, the number of abstentions and the number of broker non-votes in the approval of the 2010 AmeriGas Plan is as follows:

For: 35,312,206; Against: 1,831,193; Abstain: 358,458; Broker Non-Voted: 0.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 AmeriGas Partners, L.P. Definitive Proxy Statement on Schedule 14A filed June 7, 2010.

10.2 AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P., Effective July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

August 4, 2010	By:	/s/ Margaret M. Calabrese
Name: Margaret M. Calabrese Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

Exhibit Index

Exhibit No.	Description
10.1	AmeriGas Partners, L.P. Definitive Proxy Statement on Schedule 14A filed June 7, 2010.

10.2	AmeriGas Propane, Inc. 2010 Long-Term Incentive Plan on Behalf of AmeriGas Partners, L.P., Effective July 30, 2010.